Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 8 to Registration Statement No. 333-88849 on Form N-1A of our report dated February 24, 2006, relating to the financial statements and financial highlights of Merrill Lynch Strategy Series, Inc. (the “Fund”), including Merrill Lynch Strategy Growth and Income Fund, Merrill Lynch Strategy Long-Term Growth Fund and Merrill Lynch Strategy All-Equity Fund appearing in the Annual Report on Form N-CSR of the Fund for the year ended December 31, 2005, and to the reference to us under the heading “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are also part of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
April 25, 2006